UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
16767 N. Perimeter Drive, Suite 110
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 245-5960
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	JYNT	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 5, 2026, we entered into a letter of agreement (the “Letter Agreement”) with Bandera Partners LLC and Jefferson Gramm (collectively, “Bandera”).

Pursuant to the Letter Agreement, subject to certain conditions, we have agreed to include Mr. Gramm in our slate of nominees for the election of directors at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and recommend that our stockholders vote in favor of his election at the 2026 Annual Meeting. The Letter Agreement also includes certain voting commitments and standstill obligations by Bandera as well as certain restrictions on the transfer of our common stock, par value $0.001 per share, held by Bandera until the Termination Date (as defined below).

The Letter Agreement will remain in place until the earlier of (i) thirty (30) days prior to the deadline for delivery of notice under the Fourth Amended and Restated Bylaws of the Company for the nomination of director candidates for election to the Board at the Company’s 2027 Annual Meeting of Stockholders or (ii) January 21, 2027 (such date, the “Termination Date”).

The above summary of the terms of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits

10.1	Letter Agreement, dated as of January 5, 2026, by and among the Joint Corp., Bandera Partners LLC and Jefferson Gramm

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JOINT CORP.

Date:	January 9, 2026	By:	/s/ Sanjiv Razdan
Sanjiv Razdan
President and Chief Executive Officer